Exhibit 99.1

N E W S R E L E A S E

FOR IMMEDIATE RELEASE

Investor Contact: James J. Pennetti

Unizan Financial Corp.

Executive Vice President and Chief Financial Officer

Telephone: 330.438.1118

Toll Free: 1.866.235.7203

E-mail address: jpennetti@unizan.com

Media Contact: Sandy K. Upperman

Unizan Financial Corp.

Vice President, Corporate Communications

Telephone: 330.438.4858

E-mail address: supperman@unizan.com

UNIZAN FINANCIAL CORP. TO HOLD

THIRD QUARTER 2003 FINANCIAL RESULTS CONFERENCE CALL

Canton, Ohio, October 15, 2003 – Unizan Financial Corp. (NASDAQ: UNIZ), will release third quarter 2003 financial results on Monday, October 27, 2003 before trading begins on Nasdaq. Additionally, executive management of the company will discuss the results during a conference call scheduled to begin at 1:00 p.m. (ET) that day.

The conference call will last approximately one hour. Participants should plan to call in 15 minutes prior to the session. Details of the call are as follows:

Conference call participation:
Date:	Monday, October 27, 2003
Time:	1:00 p.m. (ET)
Conference call dial in:	877.388.1596
International dial in:	706.634.5143
Conference call code:	2933482

Replay participation:
Call replay:	800.642.1687
International replay:	706.645.9291
Call replay code:	2933482
Begins:	3:00 p.m. (ET), October 27, 2003
Ends:	5:00 p.m. (ET), November 3, 2003

Access will also be available live from the Unizan Financial Corp. Web site at www.unizan.com. The replay can also be accessed on the site for up to one year after the call. Detailed financial information regarding Unizan Financial Corp.’s third quarter financial results will also be available on the company’s Web site.

Unizan Financial Corp., a $2.8 billion holding company, is a premier financial services organization headquartered in Canton, Ohio. The company operates 45 full-service retail financial centers in five metropolitan markets in Ohio – Canton, Columbus, Dayton, Newark and Zanesville. Through Unizan Financial Corp.’s subsidiaries, Unizan Bank, National Association; Unizan Financial Services Group, National Association; Unizan Banc Financial Services, Inc.; and Unizan Financial Advisors, Inc., the company offers its client base corporate and retail banking, Internet banking and wealth management products and services. Additionally, the company operates niche businesses in government guaranteed loan programs through its business lending centers in Cincinnati, Cleveland, Columbus and Dayton, Ohio; Louisville, Kentucky; Detroit, Michigan; Mt. Arlington, New Jersey; and Indianapolis, Indiana; as well as aircraft lending centers in Columbus; Orlando, Florida; and Sacramento, California. For more information on Unizan Financial Corp. and its subsidiaries, visit the company on the Web at www.unizan.com.